EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO:   Cyberlux Corporation

      As independent registered certified public accountants, we hereby consent to the use in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 17, 2005, included in Cyberlux Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this Registration Statement.



                                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  ---------------------------------------------
                                     Russell Bedford Stefanou Mirchandani LLP


New York, New York
December 8, 2005